EXHIBIT 99.3

UPEXI, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of Upexi, Inc. (the “Company”) and E-Core Technology, Inc. (d/b/a New England Technology, Inc.) (“E-Core”), after giving effect to the Company’s acquisition of the assets of E-Core. The notes to the unaudited pro forma combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of September 30, 2022, and statements of operations for the year ended June 30, 2022 and the three months ended September 30, 2022, are presented as if the acquisition of E-Core had occurred on July 1, 2021 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of E-Core as of the date on which the E-Core Stock Purchase agreement was signed.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the E-Core acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended June 30, 2022 and the Company’s quarterly report on form 10-Q for the three months ended September 30, 2022.

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UPEXI, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(UNAUDITED)

		E-CORE
	Upexi, Inc.	TECHNOLOGY, INC.	PROFORMA ADJUSTMENTS		PROFORMA

ASSETS
Current assets
Cash	$3,298,663	$16,974	$-		$3,315,637
Accounts receivable	1,315,933	3,926,663			5,242,596
Inventory, net of allowance for obsolete and slow moving inventory	6,090,242	9,833,980			15,924,222
Deferred tax asset, current	462,070	-			462,070
Prepaid expenses and other receivables	1,231,941	1,946,286			3,178,227
Assets of discontinued operations, net	6,404,209	-			6,404,209
Total current assets	18,803,058	15,723,903			34,526,961

Property and equipment, net	7,367,844	-			7,367,844
Intangible assets, net	12,716,153	-	5,062,500	(3)(8)	17,778,653
Goodwill	6,223,393	-	8,350,000	(4)	14,573,393
Deferred tax asset	2,732,242	-			2,732,242
Other assets	413,956	-			413,956
Right-of-use asset	843,901	-			843,901
Total other assets	30,297,489	-			43,709,989

Total assets	$49,100,547	$15,723,903			$78,236,950

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,092,122	$763,797			$2,855,919
Accrued compensation	695,278	-			695,278
Deferred revenue	120,973	58,196			179,169
Accrued liabilities	1,769,989	422,487	575,000	(9)	2,767,476
Acquisition payable	1,351,589	-	2,925,296	(5)	4,276,885
Current portion of notes payable	5,424,752	-	5,150,000	(6)	10,574,752
Line of credit	-	6,754,127			6,754,127
Current portion of operating lease payable	274,847	-			274,847
Total current liabilities	11,729,550	7,998,607			27,803,453

Notes payable, net of current portion	9,743,104	-	5,750,000	(6)	15,493,104
Convertible note payable	-	-	3,500,000	(7)	3,500,000
Operating lease payable, net of current portion	588,993	-			588,993
Total long-term liabilities	10,332,097	-			19,582,097

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 0 shares issued and outstanding, respectively	500	-			500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 16,713,345 and 17,960,747 shares issued and outstanding, respectively	16,713	-	125	(1)(2)	16,838
Additional paid in capital	35,983,273	-	5,999,875	(1)(2)	41,983,148
Accumulated (deficit) retained earnings	(8,868,401)	7,725,296	(10,487,796	)(1)(9)	(11,630,901)
Total stockholders' equity attributable to Grove, Inc.	27,132,085	7,725,296			30,369,585
Non-controlling interest in subsidiary	(93,185)	-			(93,185)
Total stockholders’ equity	27,038,900	7,725,296			30,276,400

Total liabilities and stockholders' equity	$49,100,547	$15,723,903			$78,236,950

Adjustments to the Pro Forma Balance Sheet

(1)	Elimination of capital stock and retained earnings as part of purchase accounting
(2)	Represents those 1,247,402 shares of Upexi, Inc. common stock issued at closing and valued at the market price of $4.812 per common share
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation
(5)	Represents the estimated acquisition payable minus the working capital deficit
(6)	Represents the Promissory Notes delivered to the Sellers of E-Core Technology, Inc. (d/b/a New England Technology, Inc.)
(7)	interest rate for loan Represents the Convertible Note delivered to the Sellers of E-Core Technology, Inc. (d/b/a New England Technology, Inc.)
(8)	Includes the $2,187,500 of accumulated amortization of intangible assets for the 15-month period ended September 30, 2022
(9)	Represents the accrued interest and interest expense.

See notes to unaudited pro forma combined financial information

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UPEXI, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2022

(UNAUDITED)

		E-CORE	PROFORMA
	UPXI, INC.	TECHNOLOGY, INC.	ADJUSTMENTS		PROFORMA

Revenue
Product revenue	$23,216,234	$56,325,171			$79,541,405

Product costs	8,981,853	49,648,762			58,630,615

Gross profit	14,234,381	6,676,409			20,910,790

Operating expenses
General and administrative expenses	14,405,308	3,497,370			17,902,678
Share-based compensation	3,331,586	-			3,331,586
Amortization of acquired intangible assets	1,432,951	-	1,750,000	(a)	3,182,951
Depreciation	557,011	-			557,011
	19,726,856	3,497,370			24,974,226

Income (loss) from operations	(5,492,475)	3,179,039			(4,063,436)

Other expense (income), net
Interest expense (income), net	215,300	60,640	460,000	(d)	735,940
Change in derivative liability	(1,770)	-			(1,770)

Other expense (income), net	213,530	60,640			734,170

Income (loss) before income tax	(5,706,005)	3,118,399			(4,797,606)
Income from discontinued operations	3,141,577	-			3,141,577
Income tax benefit	518,398	-	(441,123	) (c)	959,521

Net income (loss)	(2,046,030)	3,118,399			(696,508)
Net loss attributable to noncontrolling interest	(54,820)	-			(54,820)

Net income (loss) attributable to Grove, Inc.	$(2,100,850)	$3,118,399			$(751,328)

Basic income (loss) per share	$(0.13)	$779.60			$(0.04)

Diluted income (loss) per share	$(0.13)	$779.60			$(0.04)

Weighted average shares outstanding	16,713,345	4,000	1,243,402	(b)	17,960,747

Fully diluted weighted average shares outstanding	16,713,345	4,000	1,243,402	(b)	17,960,747

Adjustments to the Pro Forma Income Statement
(a)	Represents estimated amortization of intangible assets
(b)	Represents additional shares issued related to the acquisition.
(c)	Represents the change in tax benefit (expense)
(d)	Represents the estimated interest for the year months at a rate of 4% on the acquisition loans

See notes to unaudited pro forma combined financial information.

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UPEXI, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

		E-CORE	PROFORMA
	UPXI, INC.	TECHNOLOGY, INC.	ADJUSTMENTS		PROFORMA

Revenue
Product revenue	$11,557,011	$12,084,535			$23,641,546

Product costs	5,516,280	10,290,817			15,807,097

Gross profit	6,040,731	1,793,718			7,834,449

Operating expenses
General and administrative expenses	7,012,163	754,369			7,766,532
Share-based compensation	927,326	-			927,326
Amortization of acquired intangible assets	880,896	-	437,500	(a)	1,318,396
Depreciation	194,497	-			194,497
	9,014,882	754,369			10,206,751

Income (loss) from operations	(2,974,151)	1,039,349			(2,372,302)

Other expense (income), net
Interest expense (income), net	435,829	60,640	115,000	(d)	611,469
Change in derivative liability	(1,770)	-			(1,770)

Other expense (income), net	434,059	60,640			609,699

Income (loss) before income tax	(3,408,210)	978,709			(2,982,001)
(Loss) income from discontinued operations	(45,511)	-			(45,511)
Income tax benefit	708,201	-	(102,699	)(c)	605,502

Net income (loss)	(2,745,520)	978,709			(2,376,499)
Net loss attributable to noncontrolling interest	148,005	-			148,005

Net income (loss) attributable to Grove, Inc.	$(2,597,515)	$978,709			$(2,228,494)

Basic income (loss) per share	$(0.16)	$244.68			$(0.12)

Diluted income (loss) per share	$(0.16)	$244.68			$(0.12)

Weighted average shares outstanding	16,713,345	4,000	1,243,402	(b)	17,960,747

Fully diluted weighted average shares outstanding	16,713,345	4,000	1,243,402	(b)	17,960,747

(a)	Represents estimated amortization of intangible assets
(b)	Represents additional shares issued related to the acquisition.
(c)	Represents the change in tax
(d)	Represents the estimated interest for three months at a rate of 4% on the acquisition loans

See notes to unaudited pro forma combined financial information.

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UPEXI, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.  BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of September 30, 2022, and the unaudited pro forma statements of operations for the year ended June 30, 2022 and the three months ended September 30, 2022, are based on the historical financial statements of the Company and E-Core after giving effect to the Company’s acquisition of E-Core and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for its business combinations using the acquisition method of accounting. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed by the Company to the seller’s cash consideration and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as identifiable intangible assets and goodwill.

The fair values assigned to E-Core’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the E-Core acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended June 30, 2022 and the quarterly report on Form 10-Q for the three months ended September 30, 2022.

Accounting Periods Presented

The unaudited pro forma combined balance sheet as of September 30, 2022, and the statements of operations for the year ended June 30, 2022, and the three months ended September 30, 2022, are presented as if the acquisition of E-core had occurred on July 1, 2021 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of E-Core’s historical financial statements to conform to the Company’s presentation.

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2. ACQUISITION OF E-CORE

Effective October 21, 2022, Upexi Inc., a Nevada corporation (the “Company”) completed a Securities Purchase Agreement (the “Agreement”) with E-Core Technology, Inc. (d/b/a New England Technology, Inc.), (“E-Core”) d/b/a New England Technology, Inc., was incorporated in the state of Massachusetts in 2000 and domesticated to Florida in 2014, where it is currently incorporated.  The Company is a distributor for name brand consumer electronics and offers several innovative distribution models based on retailer requirements and programs.  The Company specialize in e-commerce, Business to Business, and Business to Consumer marketplaces with a focus on price driven success for their customers.  The Company has offices in Massachusetts, New York, New Jersey, and Florida and uses third party logistic providers to receive store and distribute its products.

Pursuant to the terms and conditions of the Agreement, the Buyer agreed to purchase all of the stock of the Seller (the “Transaction”). The purchase price for the sale was $24,100,000, subject to adjustments.  The consideration consists of $3,100,000 in cash, to be paid by March 15, 2023, 1,247,402 shares of the Upexi, Inc’s, restricted common stock with a value equal to $6,000,000, two promissory notes in the original principal amount of $5,750,000 each, payable upon maturity and a convertible promissory note in the original principal amount of $3,500,000, convertible in full on the two-year anniversary of the issuance of the note at a conversion price of $4.81 per share.  The principal amount of the convertible promissory note is subject to a two-way adjustment based on the Company’s Adjusted EBITDA for the three-year period commencing on the closing date.

The assets acquired primarily consist of accounts receivable, inventory, prepaid expenses and other current assets.

Under the purchase method of accounting, the transaction was valued for accounting purposes at an estimated $23,325,296, which was the estimated fair value of the consideration paid by the Company, after it was determined post-closing net assets were approximately $7,725,296. The estimate was based on the consideration paid of 1,247,402 shares of common stock valued at $6,000,000, cash of 2,925,296, two $5,750,000 note payables and a $3,500,000 convertible note payable based on terms of the agreement and the net assets received.

The assets and liabilities of E-core will be recorded at their respective fair values as of the closing date of the Agreement, and the following table summarizes these values based on the estimated balance sheet at September 30, 2022.

The assets and liabilities of E-core are recorded at their respective fair values as of the closing date of the Agreement, and the following table summarizes these values based on the balance sheet at September 30, 2022, as presented in the proforma balance sheet.

Tangible Assets	$15,723,903
Intangible Assets	7,250,00
Goodwill	8,350,000
Liabilities Acquired	(7,998,607)
Total Purchase Price	$23,325,296

The acquisition of E-core provided the Company with expanded expertise in retail and wholesale distribution markets and an introduction to the branded toy market with Tytan Tiles.  Management expects to increase overall sales with improved gross margin and profitability through synergies recognized with the consolidation of the companies’ administrative functions and distribution capabilities.  These are the factors of the goodwill recognized in the acquisition.

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